Exhibit 10.27(b)

MAGMA DESIGN AUTOMATION, INC.

Schedule of Certain Executive Officers for the Summary of Compensation Arrangement set forth in Exhibit 10.27(a)

The compensation arrangements for the below listed executives are set forth in Exhibit 10.27(a).

Name	Title	Annualized Base Salary For Fiscal Year ended April 2nd, 2006
Rajeev Madhavan	Chief Executive Officer and Chairman of the Board	$420,000

Roy E. Jewell	President and Chief Operating Officer and Director	$420,000

Gregory C. Walker	Formerly Senior Vice President, Finance and Chief Financial Officer and Currently Vice President, Planning and Administration	$330,000

Hamid Savoj*	Formerly Senior Vice President, Product Development	$315,000

Saeid Ghafouri	Corporate Vice President, Worldwide Field Operations	$300,000

David Stanley	Corporate Vice President, Corporate Affairs	$270,000

*	Savoj ended employment with Magma during FY2006